Exhibit  Number          Description  of  Exhibit
---------------          ------------------------
23(i)                    Consent  of  Jackson  &  Rhodes


                         CONSENT OF INDEPENDENT AUDITORS

The  Board  of  Directors
Rick's  Cabaret  International,  Inc.



We consent to the incorporation by reference in the registration statement on Form S-8 of Rick's Cabaret International, Inc. of our report dated December 18, 1997, relating to the consolidated balance sheets of Rick's Cabaret International, Inc. as of September 30, 1997 and 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the annual report on Form 10-KSB of Rick's Cabaret International, Inc.

                                   /s/  Jackson  &  Rhodes,  P.C.
Dallas,  Texas
September  28,  1998


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